Exhibit 99.1

Rumble Reports First Quarter 2025 Results

~ Revenue up 34% Year-over-Year to $23.7 Million ~

~ Rumble Cloud Secures Contract with Government of El Salvador ~

~ Significantly Improved MAU Retention Compared to 2022 Mid-Term Elections ~

~ Tether Investment Completed, Balance Sheet Solidified ~

LONGBOAT KEY, Fla., May 8, 2025 (GLOBE NEWSWIRE) -- Rumble Inc. (Nasdaq: RUM) (“Rumble” or the “Company”), the video-sharing platform and cloud services provider, today announced financial results for the fiscal quarter ended March 31, 2025.

Q1 2025 Key Highlights and Key Items

●	Revenue for the first quarter was $23.7 million, an increase of 34% compared to $17.7 million in the first quarter of 2024.

●	Average global Monthly Active Users (“MAUs”) were 59 million in the first quarter of 2025, compared to 68 million in the fourth quarter of 2024, reflecting 87% retention post 2024 U.S. general election. This compares to 60% retention post 2022 U.S. midterm election.

●	Average Revenue Per User (“ARPU”) for the first quarter of 2025 was $0.34, a decrease of 13% from the fourth quarter of 2024. The decrease from the fourth quarter is attributable to lower advertising revenue offset by higher subscription revenue.

●	Net loss for the first quarter was $2.7 million compared to a loss of $43.3 million in the first quarter of 2024.

●	Adjusted EBITDA, a non-GAAP financial measure, was a loss of $22.7 million in the first quarter of 2025, representing an improvement of $3.8 million compared to the first quarter of 2024.

●	As of March 31, 2025, Rumble had total liquidity of $318.7 million, consisting of $301.3 million in cash and cash equivalents and 210.82 Bitcoin, valued at $17.4 million. As of noon ET today, May 8, 2025, the Company’s Bitcoin holdings are valued at $21.3 million.

●	On January 10, 2025, the Company announced it had entered into a cloud services agreement with the Government of El Salvador. The deal is emblematic of the increasing migration of the world toward companies that better align with the values of freedom.

●	On February 10, 2025, the Company announced that the White House has established an official channel on the platform, which can be found at rumble.com/whitehouse.

●	On February 11, 2025, the Company announced that popular content creator Tim Pool is bringing his programming to Rumble, with much of it becoming available exclusively through Rumble Premium.

●	On February 19, 2025, the Company announced that it had filed a lawsuit along with the Trump Media & Technology Group (TMTG—owners of TRUTH Social) against Brazilian Supreme Court Justice Alexandre de Moraes, alleging that Justice Moraes violated the free speech protections of the First Amendment when he ordered the suspension of the U.S.-based accounts of a specific well-known, politically outspoken user.

●	On February 25, 2025, the Company announced a ruling by a U.S. federal court that censorship orders from Justice Moraes have no legal force in the United States.

Subsequent Events

●	Announced today that Rumble Cloud entered into a partnership with the Tampa Bay Buccaneers, continuing to expand relationships within the NFL.

●	On April 7, 2025, the Company joined Rebel News Network and its founder, Ezra Levant, in suing the government of Canada, Member of Canadian Parliament Ya’ara Saks, and other officials, for conspiring to deprive the plaintiffs of their constitutional right to free expression.

Management Commentary

Rumble’s Chairman and CEO, Chris Pavlovski, commented, “Rumble reported strong first-quarter 2025 results, highlighted by 34% year-over-year revenue growth to $23.7 million, driven by increased subscription revenue and monetization across our video and advertising platforms. MAUs of 59 million reflect improved user retention and continued product momentum following the U.S. election cycle. Key partnerships with major brands like Netflix, Crypto.com, and Chevron marked early wins for Rumble advertising, while progress in the Rumble Cloud business included new government and sports vertical clients, such as El Salvador and the Tampa Bay Buccaneers. With these new announcements and developments on the sales front, we remain energized by the potential for this business. We also further advanced the Rumble Wallet, which we plan to release later this year, supporting our international expansion. With our balance sheet fortified, significant tailwinds supporting our business, and Tether now closed, we have entered a new era for Rumble.”

Q1 Financial Summary (Unaudited)

For the three months ended March 31,	2025	2024	Variance ($)	Variance (%)

Revenues	$23,706,790	$17,733,456	$5,973,334	34%
Expenses
Cost of services (content, hosting and other)	$30,036,174	$31,828,354	$(1,792,180)	(6)%
General and administrative	16,633,723	9,322,379	7,311,344	78%
Research and development	4,789,111	4,527,792	261,319	6%
Sales and marketing	3,638,926	3,296,742	342,184	10%

Revenues increased by $6.0 million to $23.7 million in the first quarter of 2025 compared to the first quarter of 2024, of which $4.6 million is attributable to higher Audience Monetization revenues and $1.4 million was attributable to higher Other Initiatives. The increase in Audience Monetization revenues was due to $3.6 million in higher subscription revenue as well as $1.0 million from tipping fees, licensing, platform hosting, and advertising. The increase in Other Initiative revenue was due to $1.1 million more advertising inventory being monetized by our publisher network and $0.3 million in cloud services offered.

Cost of services decreased by $1.8 million to $30.0 million in the first quarter of 2025 compared to the first quarter of 2024. The decrease was primarily due to a reduction in programming and content costs of $3.0 million, offset by a $1.2 million increase in other cost of services, including payment processing fees and costs paid to publishers.

General and administrative expenses increased by $7.3 million to $16.6 million in the first quarter of 2025 compared to the first quarter of 2024. The increase was due to an increase of $5.8 million in payroll and related expenses and $1.5 million in other administrative expenses. The increase in payroll and related expense is primarily driven by: a one-time $4.8 million increase in compensation costs related to the departure of an executive and a director; a one-time $2.3 million increase in payroll taxes associated with stock options exercised related to the tender offer stemming from the strategic investment from Tether; offset by a $1.7 million decrease in share-based compensation related to the recognition of contingent shares issued in connection with the Callin acquisition that were accounted for as a post-combination expense.

Research and development expenses increased by $0.3 million to $4.8 million in the first quarter of 2025 compared to the first quarter of 2024. The increase was due to an increase in payroll and related expenses of $0.4 million, offset by a decrease of $0.1 million in costs related to other expenses used in research and development-related activity.

Sales and marketing expenses increased by $0.3 million to $3.6 million in the first quarter of 2025 compared to the first quarter of 2024. The increase was due to an increase of $0.4 million in payroll and related expenses, offset in part by a decrease of $0.1 million in costs associated with other marketing and public relations activities.

Outlook

The Company continues to manage the business moving materially towards Adjusted EBITDA breakeven in 2025. With the new capital raised from Tether, we now have increased optionality to further invest in initiatives that could accelerate and expand our business.

Conference Call Webcast Information

Rumble will host a conference call at 5:00 p.m. Eastern Time today, Thursday, May 8, 2025, to discuss its quarterly results. Access to the live webcast and replay of the conference call will be available here and on Rumble’s Investor Relations website at investors.rumble.com under ‘News & Events.’

Notes on KPIs

Monthly Active Users (“MAUs”).

We use MAUs as a measure of audience engagement to help us understand the volume of users engaged with our content on a monthly basis. MAUs represent the total web, mobile app, and connected TV users of Rumble for each month, which allows us to measure our total user base calculated from data provided by Google, a third-party analytics provider. Google defines “active users” as the “[n]umber of distinct users who visited your website or application.” We have used the Google analytics systems since we first began publicly reporting MAU statistics, and the resulting data have not been independently verified.

As of July 1, 2023, Universal Analytics (“UA”), Google’s analytics platform on which we historically relied for calculating MAUs using company-set parameters, was phased out by Google and ceased processing data. At that time, Google Analytics 4 (“GA4”) succeeded UA as Google’s next-generation analytics platform, which has been used to determine MAUs since the third quarter of 2023 and which we expect to continue to use to determine MAUs in future periods. Although Google has disclosed certain information regarding the transition to GA4, Google does not currently make available sufficient information relating to its new GA4 algorithm for us to determine the full effect of the switch from UA to GA4 on our reported MAUs. Because Google has publicly stated that metrics in UA “may be more or less similar” to metrics in GA4, and that “[i]t is not unusual for there to be apparent discrepancies” between the two systems, we are unable to determine whether the transition from UA to GA4 has had a positive or negative effect, or the magnitude of such effect, if any, on our reported MAUs. It is therefore possible that MAUs that we reported based on the UA methodology for periods prior to July 1, 2023, cannot be meaningfully compared to MAUs based on the GA4 methodology in subsequent periods.

Average Revenue Per User (“ARPU”)

We use ARPU as a measure of our ability to monetize our user base. Quarterly ARPU is calculated as quarterly Audience Monetization revenue divided by MAUs for the relevant quarter (the latter as reported by Google Analytics). ARPU does not include Other Initiatives revenue.

About Rumble

Rumble is a high-growth video platform and cloud services provider that is creating an independent infrastructure. Rumble’s mission is to restore the internet to its roots by making it free and open once again. For more information, visit corp.rumble.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss) excluding interest income (expense), net, other income (expense), net, provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related expense, change in fair value of warrants, change in far value of digital assets, change in fair value of contingent consideration, and change in the fair value of derivative. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest GAAP equivalent. As a result of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with GAAP.

Forward-Looking Statements

Certain statements in this press release and the associated conference call constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, results of operations, financial condition and cash flows (including revenues, operating expenses, and net income (loss)); our ability to meet working capital needs and cash requirements over the next 12 months; and our expectations regarding future results and certain key performance indicators. Certain of these forward-looking statements can be identified by using words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “endeavors,” “forecasts,” “could,” “will,” “may,” “future,” “likely,” “on track to deliver,” “continues to,” “looks forward to,” “is primed to,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our limited operating history makes it difficult to evaluate our business and prospects; our recent and rapid growth may not be indicative of future performance; we may not continue to grow or maintain our active user base, and may not be able to achieve or maintain profitability; risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets; our cloud business may not achieve success, and, as a result, our business, financial condition and results of operations could be adversely affected; negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers; prolonged or escalating trade disputes could materially and adversely impact our business; spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators; we collect, store, and process large amounts of user video content and personal information of our users and subscribers and, if our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers; our recently implemented Bitcoin treasury strategy exposes us to various risks associated with holding Bitcoin; we may fail to comply with applicable privacy laws, subjecting us to liability and damages; our cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, and cross-border data transfers; we are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks, although notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss; we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations; we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996; we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our business depends on continued and unimpeded access to our content and services on the internet and, if we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; we derive the majority of our revenue from advertising and the failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; hosting and delivery costs may increase unexpectedly; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; we may be unable to develop or maintain effective internal controls; we have identified a material weakness in our internal control over financial reporting as of December 31, 2024, and if we are unable to remediate this material weakness, we may not be able to accurately or timely report our financial condition or results of operations; potential diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions; we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms, and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Rumble on Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (investors.rumble.com), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and to comply with our disclosure obligations under Regulation FD: the @rumblevideo X (formerly Twitter) account (x.com/rumblevideo), the @rumble TRUTH Social account (truthsocial.com/@rumble), the @chrispavlovski X (formerly Twitter) account (x.com/chrispavlovski), and the @chris TRUTH Social account (truthsocial.com/@chris), which Chris Pavlovski, our Chairman and Chief Executive Officer, also uses as a means for personal communications and observations. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time, as listed on our investor relations website.

For investor inquiries, please contact:

Shannon Devine

MZ Group, MZ North America

203-741-8811

investors@rumble.com

Source: Rumble Inc.

Condensed Consolidated Interim Statements of Operations (Unaudited)

For the three months ended March 31,	2025	2024

Revenues	$23,706,790	$17,733,456

Expenses
Cost of services (content, hosting and other)	$30,036,174	$31,828,354
General and administrative	16,633,723	9,322,379
Research and development	4,789,111	4,527,792
Sales and marketing	3,638,926	3,296,742
Amortization and depreciation	3,292,709	2,426,142
Change in fair value of digital assets	1,699,416	-
Changes in fair value of contingent consideration	-	1,336,589

Total expenses	60,090,059	52,737,998

Loss from operations	(36,383,269)	(35,004,542)
Interest income	2,184,286	2,521,952
Other expense	(24,604)	(69,708)
Changes in fair value of warrant liability	21,904,704	(10,737,895)
Changes in fair value of derivative	9,700,000	-

Loss before income taxes	(2,618,883)	(43,290,193)
Income tax (expense) benefit	(31,310)	153

Net loss	$(2,650,193)	$(43,290,040)

Loss per share – basic and diluted	$(0.01)	$(0.21)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	237,051,968	201,904,263

Share-based compensation expense included in expenses:
Cost of services (content, hosting, and other)	$1,526,580	$388,910
General and administrative	6,284,311	3,975,871
Research and development	626,435	270,872
Sales and marketing	247,477	127,241

Total share-based compensation expense	8,684,803	4,762,894

Condensed Consolidated Interim Balance Sheets (Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$301,288,166	$114,018,900
Accounts receivable, net	10,427,364	9,778,941
Prepaid expenses and other	5,634,354	12,329,789
	317,349,884	136,127,630

Other non-current assets	293,351	402,475
Digital assets	17,400,584	-
Property and equipment, net	16,037,543	17,068,076
Right-of-use assets, net	1,512,496	1,753,100
Intangible assets, net	27,873,234	29,306,135
Goodwill	10,655,391	10,655,391
	$391,122,483	$195,312,807

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$18,167,699	$18,223,372
Deferred revenue	12,798,377	12,812,984
Lease liabilities	1,075,887	1,000,643
Derivative liability	-	184,699,998
	32,041,963	216,736,997

Lease liabilities, net of current portion	484,066	799,910
Warrant liability	18,486,598	40,391,302
Other liability	500,000	500,000
	51,512,627	258,428,209
Commitments and contingencies (Note 14)

Shareholders’ equity (deficit)
Preferred shares ($0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding)	-	-
Common shares ($0.0001 par value per share, 700,000,000 Class A shares authorized, 214,817,160 and 118,808,857 shares issued and outstanding, as of March 31, 2025 and December 31, 2024, respectively; 170,000,000 Class C (and corresponding ExchangeCo Share) authorized, 123,690,470 and 165,153,621 shares issued and outstanding, as of March 31, 2025 and December 31, 2024, respectively; 110,000,000 Class D shares authorized, 95,791,120 and 105,782,403 shares issued and outstanding, as of March 31, 2025 and December 31, 2024, respectively)	773,347	768,892
Accumulated deficit	(486,216,135)	(483,565,942)
Additional paid-in capital	825,052,644	419,681,648
	339,609,856	(63,115,402)
	$391,122,483	$195,312,807

Condensed Consolidated Interim Statements of Cash Flows (Unaudited)

For the three months ended March 31,	2025	2024

Cash flows provided by (used in)

Operating activities

Net loss for the period	$(2,650,193)	$(43,290,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	3,292,709	2,426,142
Share-based compensation	8,684,803	4,762,894
Non-cash interest expense	-	51,888
Non-cash lease expense	240,604	270,625
Trade and barter revenue	(118,873)	-
Change in fair value of warrants	(21,904,704)	10,737,895
Change in fair value of derivative	(9,700,000)	-
Change in fair value of digital assets	1,699,416	-
Change in fair value of contingent consideration	-	1,336,589

Changes in operating assets and liabilities:
Accounts receivable	(648,423)	(545,873)
Prepaid expenses and other	6,804,559	(2,662,371)
Accounts payable and accrued liabilities	(55,673)	(6,650,105)
Deferred revenue	104,266	10,872
Operating lease liabilities	(240,600)	(305,051)
Net cash used in operating activities	(14,492,109)	(33,856,535)

Investing activities
Purchase of property and equipment	(133,690)	(426,692)
Purchase of digital assets	(19,100,000)	-
Purchase of intangible assets	(612,689)	(1,355,736)
Net cash used in investing activities	(19,846,379)	(1,782,428)

Financing Activities
Taxes paid from net share settlement for share-based compensation	(358,418)	-
Proceeds from the exercise of warrants and stock options	1,395,963	-
Proceeds from issuance of Class A Common Stock	775,000,000	-
Repurchase of Class A Common Stock	(525,000,000)	-
Share issuance costs	(29,429,791)	-
Net cash used in financing activities	221,607,754	-

Increase (decrease) in cash and cash equivalents during the period	187,269,266	(35,638,963)

Cash and cash equivalents, beginning of period	114,018,900	218,338,658
Cash and cash equivalents, end of period	$301,288,166	$182,699,695

Supplemental cash flow information:
Cash paid for lease liabilities	$183,987	$305,051
Cash paid for income taxes	33,755	-

Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued liabilities	85,758	253,862
Recognition of operating right-of-use assets in exchange for operating lease liabilities, net of derecognition of terminated leases	-	579,407
Share-based compensation capitalized related to intangible assets	82,897	87,604

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Adjusted EBITDA (Unaudited)

	For the three months ended March 31,
	2025	2024

Net loss	$(2,650,193)	$(43,290,040)
Adjustments:
Amortization and depreciation	3,292,709	2,426,142
Share-based compensation expense	8,684,803	4,762,894
Interest income	(2,184,286)	(2,521,952)
Other expense	24,604	69,708
Income tax expense (benefit)	31,310	(153)
Change in fair value of warrants liability	(21,904,704)	10,737,895
Change in fair value of digital assets	1,699,416	-
Change in fair value of contingent consideration	-	1,336,589
Change in fair value of derivative	(9,700,000)	-
Adjusted EBITDA	$(22,706,341)	$(26,478,917)